UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) May 5, 2005 (April 29, 2005)


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER 0-21054


           DELAWARE                                        88-0219860
----------------------------------                    ----------------------
(State or other jurisdiction of                          (IRS Employer
Incorporation or organization)                          Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 29, 2005, the Company entered in to a new credit facility with Bank of America, N.A., Lehman Commercial Paper Inc., CIBC World Markets Corp., and certain other lenders. The closing of the new credit facility is contingent upon and will coincide with the anticipated closing of the Company's proposed equity offering, tender offer of its $150 million 9 1/2% senior subordinated notes due 2009 (the "Notes"), and certain other conditions precedent. The lenders' commitments with respect to the new credit facility will expire on June 30, 2005, in the event all conditions precedent have not been satisfied or waived or the expiration date has not been extended. A portion of the proceeds from the new credit facility will be used to refinance indebtedness under the Company's existing senior credit facility and to tender for all of its Notes. The new facility will allow the Company to pay a significant portion of its excess cash flow to shareholders through cash dividends provided the Company maintains compliance with certain financial covenants and certain other restrictions. The Company expects that the new credit facility will also result in cash interest savings of approximately $5 million per year. The new credit facility will be comprised of a 5-year $95 million revolving credit facility, a 7-year $180 million term loan, and a 7-year $30 million delayed draw term loan.

         The proceeds of the delayed draw term loan will be used to partially fund new facility construction costs in 2005. The Company has several new facilities under development which are scheduled to begin operations in the next 18 months. These new facilities will be operated under signed long-term contracts. The development of these new facilities is consistent with the Company's strategy to pursue new facilities opportunities that provide long-term highly predictable cash flows. These facilities include a composting facility in Kern County, California, an incineration facility upgrade in Woonsocket, Rhode Island, a dewatering facility in Providence, Rhode Island, a dryer facility in Honolulu, Hawaii and a composting facility in Los Palos, California.

         A copy of the new credit facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On May 4, 2005, Synagro Technologies, Inc. issued a press release announcing its results of operations for the three months ended March 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

10.1 Credit Agreement dated April 29, 2995 by and among Synagro Technologies, Inc, Bank Of America, N.A., Lehman Commercial Paper Inc., , and CIBC World Markets Corp.

99.1 Press release dated May 4, 2005, issued by Synagro Technologies, Inc.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  May 5, 2005

                 SYNAGRO TECHNOLOGIES, INC.

                 By:                 /S/ J. PAUL WITHROW
                      ----------------------------------------------------
                              (Senior Executive Vice President &
                             Chief Financial Officer and Director)



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                                  EXHIBIT INDEX


10.1 Credit Agreement dated April 29, 2995 by and among Synagro Technologies, Inc, Bank Of America, N.A., Lehman Commercial Paper Inc., , and CIBC World Markets Corp.

99.1 Press release dated May 4, 2005, issued by Synagro Technologies, Inc.